Exhibit 99.1

CTC MEDIA

FINANCIAL RESULTS FOR

THE THIRD QUARTER ENDED SEPTEMBER 30, 2010

Moscow, Russia — November 3, 2010 — CTC Media, Inc. (“CTC Media” or “the Company”) (NASDAQ: CTCM), Russia’s leading independent media company, today announced its unaudited consolidated financial results for the third quarter, ended September 30, 2010.

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
(US$ 000’s except per share data)	2009	2010	Change	2009	2010	Change

Total operating revenues	$106,935	$125,265	17%	$325,607	$378,964	16%

Total operating expenses	(71,592)	(88,008)	23%	(209,852)	(272,622)	30%

OIBDA(1)	38,201	40,677	6%	123,874	116,496	-6%

OIBDA margin(2)	35.7%	32.5%		38.0%	30.7%

Net income attributable to CTC Media, Inc. stockholders	25,855	24,299	-6%	79,502	70,402	-11%

Fully diluted earnings per share	$0.16	$0.16	0%	$0.51	$0.45	-12%

THIRD QUARTER FINANCIAL HIGHLIGHTS

•                  Total revenues of $125.3 million — up 15% year-on-year in ruble terms

•                  Russian advertising revenues up 11% year-on-year in ruble terms

•                  OIBDA up 6% year-on-year to $40.7 million, with an OIBDA margin of 32.5%

•                  Fully diluted earnings per share of $0.16 (Q3 2009: $0.16)

•                  Net cash position(3) of $146.2 million at the end of the period

•                  Increased dividend – $0.32 per share cash dividend to be paid on or about December 31, 2010 to stockholders of record as of December 1, 2010, contributing to total aggregate dividends of approximately $80 million in 2010

OPERATING HIGHLIGHTS

•                  Combined Russian national inventory fully sold out for Q3 and almost fully sold out for the remainder of 2010

•                  Average national Russian advertising prices up 8% and regional prices up 30% year-on-year in ruble terms in Q3

•                  Target audience share for the Domashny Network up year-on-year from 2.9% to 3.3% for the first 9 months of 2010

(1)  OIBDA is defined as operating income before depreciation and amortization (excluding amortization of programming rights and sublicensing rights).

(2)  OIBDA margin is defined as OIBDA divided by total operating revenues. Both OIBDA and OIBDA margin are non-GAAP financial measures. Please see the accompanying financial tables at the end of this release for a reconciliation of OIBDA to operating income and OIBDA margin to operating income margin.

(3)  Net cash position is defined as cash, cash equivalents and short-term investments less interest bearing liabilities.

•                  Target audience share for the CTC Network stable year-on-year at 12.0% for the first 9 months of 2010

•                  Average combined 4+ audience share of 12.7% for all Russian networks in Q3 and 12.8% for the first 9 months of 2010

•                  All three Russian CTC Media channels received prestigious Russian Television Academy ‘TEFI’ awards  for the first time

Anton Kudryashov, Chief Executive Officer of CTC Media, commented: “We have continued to benefit from the growth in the Russian TV advertising market with a fully sold-out position and 15% year-on-year growth in total operating revenues in ruble terms in the third quarter. Our third quarter Russian advertising sales were 11% higher in ruble terms than in the third quarter of 2009 and 7% higher than in the third quarter of 2008, which was the record year for the Russian TV advertising industry. The regional TV advertising market has also started to grow again following the financial crisis, and our station group revenues were up 13% year-on-year in the quarter in ruble terms. Our CIS Group revenues were up 11% year-on-year in US dollar terms, while our sublicensing and own production revenues grew by 147% year-on-year.

“We are now almost fully sold out for the year, and the pricing environment has improved in the fourth quarter with national advertising prices up approximately 20% year-on-year in ruble terms. We therefore expect our total operating revenues to grow by approximately 13% for the full-year in ruble terms. We continue to expect our operating expenses to increase by up to 20% for the full year in ruble terms, when excluding the non-recurring items in 2009, which reflects our ongoing investments in the programming, marketing, and coverage of our secondary networks, higher stock-based compensation expenses and the development of our internal advertising sales house. We continue to expect to deliver a full-year OIBDA margin of more than 35%.

“Our internal advertising sales house has now been incorporated, and we are currently finalizing the structure and terms of the new agreement with Video International, which will take effect from the beginning of 2011. In the meantime, our negotiations with advertisers for 2011 are underway.

“Our financial position continues to strengthen with increasing cash balances and  no debt outstanding, and the Board of Directors has now declared a further dividend of approximately $50 million to be paid in the fourth quarter. The resulting total of $80 million of dividend payments in 2010 is twice the amount that was originally anticipated for the year, and reflects our philosophy to return surplus free cash flow to shareholders. The intention is to continue to make quarterly dividend payments, and for the total amount of dividends paid each year to increase in line with the performance of the business and subject to the ongoing evaluation of the investment opportunities available to us.”

Operating Review

Revenues

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
(US$ 000’s)	2009	2010	Change	2009	2010	Change

Operating revenues:
Advertising	$103,625	$117,504	13%	$311,386	$359,399	15%
Sublicensing and own production	3,022	7,451	147%	12,914	18,706	45%
Other	288	310	8%	1,307	859	-34%
Total operating revenues	$106,935	$125,265	17%	$325,607	$378,964	16%

Total operating revenues were up 17% year-on-year in the third quarter in US dollar terms, which reflected increasing demand from advertisers, higher pricing levels, and continued recovery in the Company’s key geographic markets, as well as the strengthening of the Company’s principal operating currency (the Russian ruble) against its US dollar reporting currency. Total operating revenues were up 15% year-on-year in ruble terms in the third quarter. Russian advertising sales accounted for approximately 94% of total third quarter operating revenues, and were up 11% and year-on-year in ruble terms in the third quarter. Russian national advertising inventory was 100% sold out in the third quarter (up from 97% in Q3 2009), with average prices up 8% year-on-year in ruble terms. Regional advertising prices were up 30% year-on-year in ruble terms in the quarter.

The Company’s sublicensing and own production revenue increased by 147% year-on-year in dollar terms and by 141% in ruble terms to represent 6% of total operating revenues in the third quarter (Q3 2009: 3%). This primarily reflected increased sales of content to broadcasters in Ukraine.

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
(US$ 000’s)	2009	2010	Change	2009	2010	Change

Operating revenues by segment(1):
CTC Network	$68,409	$80,279	17%	$210,618	$244,173	16%
Domashny Network	10,521	14,305	36%	31,972	43,707	37%
DTV Network	9,435	9,221	-2%	27,285	29,006	6%
CTC Television Station Group	13,544	15,315	13%	39,672	44,037	11%
Domashny Television Station Group	1,703	2,309	36%	5,660	6,567	16%
DTV Television Station Group	794	887	12%	2,582	2,534	-2%
CIS Group	2,413	2,675	11%	7,293	7,812	7%
Production Group	116	122	5%	525	781	49%
CTC-international	—	152		—	347
Total operating revenues	$106,935	$125,265	17%	$325,607	$378,964	16%

Each of the Russian networks reported higher year-on-year revenue growth in ruble terms in the third quarter than in the second quarter as the market environment improved further. The Domashny Network benefited most from the rising levels of demand due to its growing target audience shares. The regional TV advertising market returned to growth in the third quarter, following the financial crisis, and each of the Company’s television station groups benefited from the regional price increases.

CIS Group revenues accounted for 2% of total revenues in the quarter and increased by 11% year-on-year in US dollar terms, which was primarily due to increased sales at Channel 31 following growth in the television advertising market in Kazakhstan.

(1)  Segment revenues are shown from external customers only, net of intercompany revenues of $13.6 million in the third quarter of 2009, $12.4 million in the third quarter of 2010, $36.7 million in the first nine months of 2009 and $32.7 million in the first nine months of 2010, which primarily related to revenues from the Production Group that have been eliminated in the consolidation of the Company’s revenues.

Share of Viewing in Target Demographics

	Average Audience Shares (%)
	Q3 2009	9M 2009	Q2 2010	Q3 2010	9M 2010

CTC Network (all 6-54)	12.2	12.0	11.5	11.6	12.0
Domashny Network (women 25-60)	3.2	2.9	3.5	3.3	3.3
DTV Network (all 25-54)	2.3	2.3	2.1	2.0	2.0
Channel 31 (all 6-54)	11.6	12.0	12.2	11.4	11.3

CTC Network’s average target audience share for the third quarter was down year-on-year, which reflected the competitive environment and high levels in 2009. However, CTC’s average target audience share stable year-on-year at 12.0% for the first 9 months of the year.

Domashny’s target audience share increased year-on-year to 3.3% in the third quarter following the success of local and foreign produced series, as well as documentaries and thematic programming weeks. Domashny was the most watched second-tier channel in Russia during the third quarter among its target audience of 25 to 60 year old women.

The DTV channel reported a lower target audience share in the third quarter compared to the third quarter of 2009 and work is ongoing to strengthen the channel’s positioning.

Channel 31’s target audience share decreased year-on-year to 11.4% but Channel 31 was the third-most watched channel in Kazakhstan in the third quarter in its target ‘all 6-54’ demographic.

Expenses

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
(US$ 000’s)	2009	2010	Change	2009	2010	Change

Operating expenses:
Direct operating expenses	$7,715	$8,534	11%	$22,396	$27,465	23%
Selling, general & administrative expenses	14,458	16,145	12%	41,778	48,921	17%
Stock-based compensation expenses	3,379	9,200	172%	11,610	25,004	115%
Amortization of programming rights	42,580	49,400	16%	120,878	157,189	30%
Amortization of sublicensing rights and own production costs	602	1,309	117%	5,071	3,889	-23%
Depreciation & amortization	2,858	3,420	20%	8,119	10,154	25%
Total operating expenses	$71,592	$88,008	23%	$209,852	$272,622	30%

Total operating expenses increased by 23% year-on-year in US dollar terms in the quarter and by 20% in ruble terms.

Direct operating expenses were up 11% year-on-year in US dollar terms in the quarter and up 8% in ruble terms, which primarily reflected increased transmission fees and network affiliate expenses.

Selling, general and administrative expenses were up 12% year-on-year in US dollar terms in the quarter and up 10% in ruble terms, following annual increases in salary and benefit levels, higher rent and utility expenses associated with the planned move to a new principal office location in Moscow by the end of 2010, and certain consulting costs associated with the establishment of the Company’s in-house advertising sales agency.

Stock-based compensation expenses increased by 172% year-on-year in US dollar terms in the quarter and by 166% in ruble terms. The increase in stock based compensation was due to the recognition in 2010 of charges in connection with option grants made in 2009, as well as new grants in 2010, under the 2009 Stock Incentive Plan. The Company expects to recognize stock-based compensation expenses of approximately $33 million for the full year 2010. The Company has started reporting stock-based compensation expenses as a separate line item in its consolidated financial statements with effect from this quarter. Stock-based compensation expenses were previously allocated partially to selling, general and administrative expenses and partially to direct operating expenses.

Programming amortization expenses were up 16% year-on-year in US dollar terms in the quarter and up 13% in ruble terms. The increase reflected the Company’s previously announced strategy of investing in the Domashny and DTV schedules, while CTC’s programming expenses were stable year-on -year in ruble terms. The Company also reported higher programming impairment charges of $4.1 million in the quarter (Q3 2009: $2.9 million).

Amortization of sublicensing rights and own production expenses were up 117% year-on-year in US dollar terms in the quarter and up 113% in ruble terms, which reflected the increased sale of content to broadcasters in Ukraine.

CTC Media therefore reported consolidated OIBDA of $40.7 million in the third quarter (Q3 2009: $38.2 million) and an OIBDA margin of 32.5% (Q3 2009: 35.7%).

Net interest income of $0.9 million in the third quarter compared to net interest expenses of $0.6 million for the same period of 2009, and reflected the staged repayment of the Company’s US$135 million syndicated loan facility, which was fully repaid by March 31, 2010, and interest earned on the Company’s increasing cash balances.

Pre-tax income therefore amounted to $38.4 million in the third quarter, compared to $35.2 million in the third quarter of 2009.

CTC Media’s effective tax rate was 35% in the third quarter (Q3 2009: 26%). The year-on-year increase in the effective tax rate was primarily due to deferred tax liabilities on unremitted earnings of the Company’s Russian subsidiaries that it does not plan to reinvest, as well as increases in stock-based compensation expenses as a percentage of consolidated pre-tax income.

Net income attributable to CTC Media, Inc. stockholders therefore totaled $24.3 million in the third quarter, compared to $25.9 million in the same period of 2009, and the Company reported fully diluted earnings per share of $0.16 (Q3 2009: $0.16).

Cash Flow

The Company’s net cash flow from operating activities totaled $71.8 million in the first nine months of 2010 (first nine months of 2009: $75.7 million) and reflected the net effect of increased advertising sales, which was partially offset by higher cash expenditure for the acquisition of programming and sublicensing rights.

Cash used in investing activities totaled $87.8 million for the first nine months of the year (first nine months of 2009: $23.9 million) and included $12.8 million of earn-out payments related to the acquisitions of the Costafilm and Soho Media production companies, as well as the placement of $64.7 million of cash deposits with a number of Russian banks. The Company’s capital expenditure, which includes cash expenditures for property, plant and equipment and intangible assets, amounted to $11.8 million in the first nine months of the year (first nine months of 2009: $10.7 million).

Cash used in financing activities amounted to $26.9 million in the first nine months of 2010 (first nine months of 2009: $36.5 million) and included the repayment of the remaining $28.3 million of borrowings from the Company’s credit facility, as well as the payment of $30.3 million in cash dividends to the Company’s stockholders and $3.8 million of dividends to minority shareholders of the Company’s owned-and-operated stations. CTC Media also received $35.3 million in the first nine months of the year from the exercising of stock options by former members of the senior management team.

The Company’s cash and cash equivalents and short-term investments therefore amounted to $146.2 million at September 30, 2010, compared to $131.4 million at the end of Q2 2010 and $112.6 million at the end of the third quarter of 2009.

Full Year 2010 Outlook

CTC Media has now contracted approximately 98% of its forecast full year 2010 Russian national inventory under forward contracts at average pricing levels that are higher year-on-year, with fourth quarter prices up approximately 20% year-on-year in ruble terms.  As a result, CTC Media expects its revenues for the full-year to grow by approximately 13% in ruble terms.

As previously announced, the Company expects its operating expenses for the full year to increase by approximately 20% year-on-year in ruble terms, when excluding $18.7 million of non-recurring impairment charges and $28.6 million of non-recurring stock-based compensation expenses in 2009. The increase reflects investments in the programming, marketing and coverage of the Company’s secondary networks, higher stock-based compensation expenses and the development of the internal advertising sales house.

The Company therefore expects to report an OIBDA margin of more than 35% for the full year 2010.

As previously announced, CTC Media’s capital expenditures (excluding acquisitions) are expected to amount to up to $40 million in 2010 as a result of the upgrading of broadcasting equipment, the planned move of the digital play-out facility and headquarters to a new principal location in Moscow, and the establishment of a back-up broadcasting facility.

Increased Dividend

The Board of Directors has declared a further dividend of $0.32 per share, or approximately $50 million in total, which will be paid on or about December 31, 2010 to shareholders of record as of December 1, 2010. The resulting total 2010 dividend payment of approximately $80 million is twice the amount originally anticipated for the year. This reflects the philosophy to return surplus free cash flow to shareholders. The Board intends to continue to make quarterly dividend payments, and for the total amount of dividends paid each year to increase in line with the performance of the business and subject to the ongoing evaluation of available investment opportunities.

Conference Call

The Company will host a conference call to discuss its 2010 third quarter financial results today, November 3, 2010, at 9:00 a.m. ET (4:00 p.m. Moscow time, 1:00 p.m. London time). To access the conference call, please dial:

+1 718 247 0884 (US/International)

+44 (0) 20 7136 6283 (UK/International)

Pass code: 6906284

A live webcast of the conference call will also be available via the investor relations section of the Company’s corporate web site - www.ctcmedia.ru/investors. The webcast will also be archived on the Company’s web site for replay purposes.

About CTC Media, Inc.

CTC Media is a leading independent media company in Russia, with operations throughout Russia and elsewhere in the CIS. It operates three free-to-air television networks in Russia - CTC, Domashny and DTV - as well as Channel 31 in Kazakhstan and TV company in Moldova, with a combined potential audience of over 150 million people. The international pay-TV version of the CTC channel is available in North America and Israel. CTC Media also owns two TV content production companies, Costafilm and Soho Media. The Company’s common stock is traded on The NASDAQ Global Select Market under the symbol “CTCM”. For more information on CTC Media, please visit www.ctcmedia.ru.

***

For further information, please visit www.ctcmedia.ru or contact:

CTC Media, Inc.

Investor Relations

Ekaterina Ostrova or

Irina Klimova

Tel: + 7 495 783 3650

ir@ctcmedia.ru

Media Relations

Angelika Larionova

Tel: +7 495 785 6333

pr@ctcmedia.ru

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following non-GAAP financial measures: OIBDA (on a consolidated and segment basis) and OIBDA margin. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the accompanying financial tables included at the end of this release.

The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity by excluding certain expenses that may not be indicative of its recurring core business operating results. These metrics are used by management to further its understanding of the Company’s operating performance in the ordinary, ongoing and customary course of operations. The Company also believes that these metrics provide investors and equity analysts with a useful basis for analyzing operating performance against historical data and the results of comparable companies.

OIBDA and OIBDA margin. OIBDA is defined as operating income before depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights). OIBDA margin is defined as OIBDA divided by total operating revenues. The most directly comparable GAAP measures to OIBDA and OIBDA margin are operating income and operating income margin, respectively. Unlike operating income, OIBDA excludes depreciation and amortization, other than amortization of programming rights and sublicensing rights. The purchase of programming rights is the Company’s most significant expenditure that enables it to generate revenues, and OIBDA includes the impact of the amortization of these rights. Expenditures for capital items such as property, plant and equipment have a materially less significant impact on the Company’s ability to generate revenues. For this reason, the Company excludes the related depreciation expense for these items from OIBDA. Moreover, a significant portion of the Company’s intangible assets were acquired in business acquisitions. The amortization of intangible assets is therefore also excluded from OIBDA.

Caution Concerning Forward Looking Statements

Certain statements in this press release that are not based on historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, among others, statements regarding developments in the volume and pricing of television advertising in the Company’s target markets; the Company’s anticipated advertising sellout in 2010; the development of the Company’s internal advertising sales house and potential agreement with Video International regarding future cooperation; the further development of the DTV and Domashny channels; and the Company’s anticipated operating expenses, OIBDA margin level and capital expenditures in 2010; and the Company’s intention to pay further dividends in future periods. These statements reflect the Company’s current expectations concerning future results and events. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CTC Media to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

The potential risks and uncertainties that could cause actual future results to differ from those expressed by forward-looking statements include, among others, the implementation of recent Russian legislation that will change the structure of the Russian television advertising sales market; the Company’s current reliance on a single television advertising sales house for substantially all of its revenues and changes to the structure of the Company’s advertising sales following the amendments to the Russian advertising law; developments in the value of the Russian ruble compared to the US dollar; changes in the size of the Russian television advertising market; the Company’s ability to deliver audience share, particularly in primetime, to its advertisers; free-to-air television remaining a significant advertising forum in Russia; and restrictions on foreign involvement in the Russian television business. These and other risks are described in the “Risk Factors” sections of CTC Media’s quarterly report on Form 10-Q for the second quarter of 2010, filed with SEC on August 5, 2010, and its quarterly report on Form 10-Q for the third quarter of 2010, to be filed on or about the date hereof.

Other unknown or unpredictable factors could have material adverse effects on CTC Media’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed herein may not occur. You are cautioned not to place undue reliance on these forward-looking statements. CTC Media does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

AND COMPREHENSIVE INCOME (LOSS)

(in thousands of US dollars, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2009	2010	2009	2010
REVENUES:
Advertising	$103,625	$117,504	$311,386	$359,399
Sublicensing and own production revenue	3,022	7,451	12,914	18,706
Other revenue	288	310	1,307	859
Total operating revenues	106,935	125,265	325,607	378,964
EXPENSES:
Direct operating expenses (exclusive of amortization of programming rights, sublicensing rights and own production cost, shown below; exclusive of depreciation and amortization of $2,453 and $2,893 for the three months and $6,524 and $8,510 for the nine months ended September 30, 2009 and 2010, respectively; and exclusive of stock-based compensation expense of $151 and $2,938 for the three months and $452 and $8,228 for the nine months ended September 30, 2009 and 2010, respectively)	(7,715)	(8,534)	(22,396)	(27,465)
Selling, general and administrative (exclusive of depreciation and amortization of $405 and $527 for the three months and $1,595 and $1,644 for the nine months ended September 30, 2009 and 2010, respectively; and exclusive of stock-based compensation expense of $3,228 and $6,262 for the three months and $11,158 and $16,776 for the nine months ended September 30, 2009 and 2010, respectively)	(14,458)	(16,145)	(41,778)	(48,921)
Stock-based compensation expense	(3,379)	(9,200)	(11,610)	(25,004)
Amortization of programming rights	(42,580)	(49,400)	(120,878)	(157,189)
Amortization of sublicensing rights and own production cost	(602)	(1,309)	(5,071)	(3,889)
Depreciation and amortization (exclusive of amortization of programming rights, sublicensing rights and own production cost)	(2,858)	(3,420)	(8,119)	(10,154)
Total operating expenses	(71,592)	(88,008)	(209,852)	(272,622)
OPERATING INCOME	35,343	37,257	115,755	106,342
FOREIGN CURRENCY GAINS (LOSSES)	274	173	(4,462)	1,055
INTEREST INCOME	725	1,105	2,494	3,275
INTEREST EXPENSE	(1,290)	(242)	(5,704)	(1,150)
OTHER NON-OPERATING INCOME (LOSSES), net	123	62	(5)	2,043
EQUITY IN INCOME OF INVESTEE COMPANIES	74	59	309	272
Income before income tax	35,249	38,414	108,387	111,837
INCOME TAX EXPENSE	(9,138)	(13,261)	(28,615)	(38,835)
CONSOLIDATED NET INCOME	$26,111	$25,153	$79,772	$73,002
LESS: INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	$(256)	$(854)	$(207)	$(2,600)
NET INCOME ATTRIBUTABLE TO CTC MEDIA, INC. STOCKHOLDERS	$25,855	$24,299	$79,502	$70,402
Net income per share attributable to CTC Media, Inc. stockholders—basic	$0.17	$0.16	$0.52	$0.45
Net income per share attributable to CTC Media, Inc. stockholders—diluted	$0.16	$0.16	$0.51	$0.45
Weighted average common shares outstanding—basic	152,155,213	155,938,598	152,155,213	155,247,783
Weighted average common shares outstanding—diluted	157,770,126	156,547,414	157,361,626	155,698,696
Dividends declared per share	$—	$0.07	$—	$0.20

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of US dollars, except share and per share data)

	December 31, 2009	September 30, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$84,441	$41,676
Short-term investments	39,072	104,515
Trade accounts receivable, net of allowance for doubtful accounts (December 31, 2009—$988; September 30, 2010—$832)	24,230	34,404
Taxes reclaimable	7,491	12,782
Prepayments	31,277	40,794
Programming rights, net	79,268	95,013
Deferred tax assets	18,840	21,141
Other current assets	2,588	1,914
TOTAL CURRENT ASSETS	287,207	352,239
PROPERTY AND EQUIPMENT, net	25,539	25,491
INTANGIBLE ASSETS, net:
Broadcasting licenses	158,993	158,536
Cable network connections	29,689	30,475
Trade names	17,082	16,993
Network affiliation agreements	6,769	5,051
Other intangible assets	1,887	2,196
Net intangible assets	214,420	213,251
GOODWILL	226,116	224,937
PROGRAMMING RIGHTS, net	64,343	75,337
SUBLICENSING RIGHTS, net	546	961
INVESTMENTS IN AND ADVANCES TO INVESTEES	5,184	5,442
PREPAYMENTS	6,605	4,219
DEFERRED TAX ASSETS	18,440	17,573
OTHER NON-CURRENT ASSETS	2,920	1,853
TOTAL ASSETS	$851,320	$921,303
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	51,088	60,615
Accrued liabilities	34,968	30,812
Taxes payable	27,871	18,827
Short-term loans and interest accrued	28,278	—
Deferred revenue	4,976	8,880
Deferred tax liabilities	5,112	11,786
TOTAL CURRENT LIABILITIES	152,293	130,920
DEFERRED TAX LIABILITIES	35,203	34,731
COMMITMENTS AND CONTINGENCIES (Note 10)	—	—
STOCKHOLDERS’ EQUITY:
Common stock; $0.01 par value; shares authorized 175,772,173; shares issued and outstanding December 31, 2009—154,227,746; September 30, 2010—156,490,796)	1,542	1,563
Additional paid-in capital	386,950	443,465
Retained earnings	332,710	372,824
Accumulated other comprehensive loss	(58,428)	(62,232)
Non-controlling interest	1,050	32
TOTAL STOCKHOLDERS’ EQUITY	663,824	755,652
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$851,320	$921,303

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of US dollars)

	Nine months ended September 30,
	2009	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income	$79,772	$73,002
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax (benefit) expense	(2,958)	5,120
Depreciation and amortization	8,120	10,154
Amortization of programming rights	120,878	157,189
Amortization of sublicensing rights and own production cost	5,071	3,889
Stock-based compensation expense	11,610	25,004
Equity in income of unconsolidated investees	(309)	(272)
Foreign currency losses (gains)	4,462	(1,055)
Changes in operating assets and liabilities:
Trade accounts receivable	1,320	(9,496)
Prepayments	151	(1,076)
Other assets	3,352	(8,424)
Accounts payable and accrued liabilities	4,169	9,259
Deferred revenue	(6,021)	4,042
Other liabilities	(13,713)	(12,575)
Dividends received from equity investees	522	307
Acquisition of programming and sublicensing rights	(140,715)	(183,261)
Net cash provided by operating activities	75,711	71,807
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment and intangible assets	(10,653)	(11,775)
Acquisitions of businesses, net of cash acquired	(12,145)	(13,340)
Proceeds from sale of businesses, net of cash disposed	—	2,026
Investments in deposits	(1,097)	(64,741)
Net cash used in investing activities	(23,895)	(87,830)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	—	35,305
Repayments of loans	(33,750)	(28,250)
Decrease in restricted cash	121	126
Dividends paid to stockholders	—	(30,288)
Dividends paid to noncontrolling interest	(2,832)	(3,787)
Net cash used in financing activities	(36,461)	(26,894)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(799)	152
Net decrease in cash and cash equivalents	14,556	(42,765)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	98,055	84,441
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$112,611	$41,676

CTC MEDIA, INC. AND SUBSIDIARIES

UNAUDITED SEGMENT FINANCIAL INFORMATION

(in thousands of US dollars)

	Three months ended September 30, 2009
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Capital expenditures	Depreciation and amortization	Amortization of programming rights	Amortization of sublicensing rights and own production cost	OIBDA
CTC Network	$68,409	$490	$29,867	$(2,167)	$(95)	$(33,545)	$(862)	$29,962
Domashny Network	10,521	20	1,844	(22)	(72)	(6,084)	—	1,916
DTV Network	9,435	—	3,014	(137)	(708)	(3,739)	—	3,722
CTC Television Station Group	13,544	317	8,086	(453)	(515)	(73)	—	8,601
Domashny Television Station Group	1,703	360	(157)	(175)	(348)	(4)	—	191
DTV Television Station Group	794	49	(972)	(1,008)	(856)	(1)	—	(116)
CIS Group	2,413	—	(1,067)	(45)	(177)	(1,409)	—	(890)
Production Group	116	12,338	1,247	(41)	(40)	—	(10,184)	1,287
Corporate Office	—	—	(6,534)	(50)	(77)	—	—	(6,457)
Business segment results	$106,935	$13,574	$35,328	$(4,098)	$(2,888)	$(44,855)	$(11,046)	$38,216
Eliminations and other	—	$(13,574)	$15	$(10)	30	$2,275	$10,444	$(15)
Consolidated results	$106,935	—	$35,343	$(4,108)	$(2,858)	$(42,580)	$(602)	$38,201

	Three months ended September 30, 2010
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Capital expenditures	Depreciation and amortization	Amortization of programming rights	Amortization of sublicensing rights and own production cost	OIBDA
CTC Network	$80,279	$273	$38,673	$(3,430)	$(309)	$(33,900)	$(1,446)	$38,982
Domashny Network	14,305	—	2,073	(38)	(231)	(8,586)	—	2,304
DTV Network	9,221	—	(1,061)	(1,394)	(670)	(7,040)	—	(391)
CTC Television Station Group	15,315	423	10,456	(855)	(538)	(74)	—	10,994
Domashny Television Station Group	2,309	587	349	(598)	(380)	—	—	729
DTV Television Station Group	887	6	(1,484)	(3)	(1,030)	—	—	(454)
CIS Group	2,675	—	(356)	(48)	(148)	(1,633)	—	(208)
Production Group	122	10,624	440	(28)	(38)	—	(9,607)	478
Corporate Office	—	512	(12,533)	(48)	(71)	—	—	(12,462)
Business segment results	$125,113	$12,425	$36,557	$(6,442)	$(3,415)	$(51,233)	$(11,053)	$39,972
Eliminations and other	$152	$(12,425)	$700	—	$(5)	$1,833	$9,744	$705
Consolidated results	$125,265	—	$37,257	(6,442)	$(3,420)	$(49,400)	$(1,309)	$40,677

(Continued on the next page)

CTC MEDIA, INC. AND SUBSIDIARIES

UNAUDITED SEGMENT FINANCIAL INFORMATION

(in thousands of US dollars) (continued)

	Nine months ended September 30, 2009
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Capital expenditures	Depreciation and amortization	Amortization of programming rights	Amortization of sublicensing rights and own production cost	OIBDA
CTC Network	$210,618	$2,175	$99,560	$(6,108)	$(318)	$(93,798)	$(5,976)	$99,878
Domashny Network	31,972	30	7,780	(33)	(258)	(17,032)	—	8,038
DTV Network	27,285	—	10,181	(869)	(1,922)	(9,412)	—	12,103
CTC Television Station Group	39,672	921	23,707	(1,314)	(1,384)	(1,576)	—	25,091
Domashny Television Station Group	5,660	970	286	(458)	(977)	—	—	1,263
DTV Television Station Group	2,582	116	(2,943)	(1,008)	(2,390)	—	—	(553)
CIS Group	7,293	—	(2,784)	(279)	(608)	(4,194)	—	(2,176)
Production Group	525	32,506	2,838	(444)	(94)	(65)	(27,063)	2,932
Corporate Office	—	—	(21,610)	(129)	(234)	—	—	(21,376)
Business segment results	$325,607	$36,718	$117,015	$(10,642)	$(8,185)	$(126,077)	$(33,039)	$125,200
Eliminations and other	—	$(36,718)	$(1,260)	$(11)	66	$5,199	$27,968	$(1,326)
Consolidated results	$325,607	—	$115,755	$(10,653)	$(8,119)	$(120,878)	$(5,071)	$123,874

	Nine months ended September 30, 2010
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Capital expenditures	Depreciation and amortization	Amortization of programming rights	Amortization of sublicensing rights and own production cost	OIBDA
CTC Network	$244,173	$1,117	$109,166	$(4,258)	$(885)	$(112,576)	$(3,762)	$110,051
Domashny Network	43,707	—	8,403	(224)	(650)	(24,224)	—	9,053
DTV Network	29,006	50	(2,748)	(3,299)	(2,037)	(21,020)	(203)	(711)
CTC Television Station Group	44,037	1,223	29,397	(2,087)	(1,672)	(227)	—	31,069
Domashny Television Station Group	6,567	1,634	1,284	(1,291)	(1,098)	—	—	2,382
DTV Television Station Group	2,534	18	(4,489)	(13)	(3,009)	—	—	(1,480)
CIS Group	7,812	20	(1,838)	(416)	(445)	(4,985)	—	(1,393)
Production Group	781	27,188	757	(46)	(119)	—	(23,926)	876
Corporate Office	—	1,457	(35,385)	(141)	(228)	—	—	(35,157)
Business segment results	$378,617	$32,707	$104,547	$(11,775)	$(10,143)	$(163,032)	$(27,891)	$114,690
Eliminations and other	$347	$(32,707)	$1,795	—	$(11)	$5,843	$24,002	$1,806
Consolidated results	$378,964	—	$106,342	$(11,775)	$(10,154)	$(157,189)	$(3,889)	$116,496

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED OIBDA TO

CONSOLIDATED OPERATING INCOME

(in thousands of US dollars)

	Three months ended September 30,		Nine months ended September 30,
	2009	2010	2009	2010

OIBDA	$38,201	$40,677	$123,874	$116,496
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(2,858)	(3,420)	(8,119)	(10,154)
Operating income	$35,343	$37,257	$115,755	$106,342

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED OIBDA MARGIN TO

CONSOLIDATED OPERATING INCOME MARGIN

	Three months ended September 30,		Nine months ended September 30,
	2009	2010	2009	2010

OIBDA margin	35.7%	32.5%	38.0%	30.7%
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights) as a percentage of total operating revenues	-2.7%	-2.7%	-2.5%	-2.7%
Operating income margin	33.0%	29.8%	35.5%	28.0%

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF SEGMENT OIBDA TO SEGMENT OPERATING INCOME

(in thousands of US dollars)

Three Months Ended September 30, 2009

	OIBDA	Depreciation and amortization	Operating income

CTC Network	$29,962	$(95)	$29,867
Domashny Network	1,916	(72)	1,844
DTV Network	3,722	(708)	3,014
CTC Television Station Group	8,601	(515)	8,086
Domashny Television Station Group	191	(348)	(157)
DTV Television Station Group	(116)	(856)	(972)
CIS Group	(890)	(177)	(1,067)
Production Group	1,287	(40)	1,247
Corporate Office	(6,457)	(77)	(6,534)

Business segment results	$38,216	$(2,888)	$35,328
Eliminations and other	(15)	30	15
Consolidated results	$38,201	$(2,858)	$35,343

Three Months Ended September 30, 2010

	OIBDA	Depreciation and amortization	Operating income

CTC Network	$38,982	$(309)	$38,673
Domashny Network	2,304	(231)	2,073
DTV Network	(391)	(670)	(1,061)
CTC Television Station Group	10,994	(538)	10,456
Domashny Television Station Group	729	(380)	349
DTV Television Station Group	(454)	(1,030)	(1,484)
CIS Group	(208)	(148)	(356)
Production Group	478	(38)	440
Corporate Office	(12,462)	(71)	(12,533)

Business segment results	$39,972	$(3,415)	$36,557
Eliminations and other	705	(5)	700
Consolidated results	$40,677	$(3,420)	$37,257

Continued on the next page

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF SEGMENT OIBDA TO SEGMENT OPERATING INCOME (Continued)

(in thousands of US dollars)

Nine Months Ended September 30, 2009

	OIBDA	Depreciation and amortization	Operating income

CTC Network	$99,878	$(318)	$99,560
Domashny Network	8,038	(258)	7,780
DTV Network	12,103	(1,922)	10,181
CTC Television Station Group	25,091	(1,384)	23,707
Domashny Television Station Group	1,263	(977)	286
DTV Television Station Group	(553)	(2,390)	(2,943)
CIS Group	(2,176)	(608)	(2,784)
Production Group	2,932	(94)	2,838
Corporate Office	(21,376)	(234)	(21,610)

Business segment results	$125,200	$(8,185)	$117,015
Eliminations and other	(1,326)	66	(1,260)
Consolidated results	$123,874	$(8,119)	$115,755

Nine Months Ended September 30, 2010

	OIBDA	Depreciation and amortization	Operating income

CTC Network	$110,051	$(885)	$109,166
Domashny Network	9,053	(650)	8,403
DTV Network	(711)	(2,037)	(2,748)
CTC Television Station Group	31,069	(1,672)	29,397
Domashny Television Station Group	2,382	(1,098)	1,284
DTV Television Station Group	(1,480)	(3,009)	(4,489)
CIS Group	(1,393)	(445)	(1,838)
Production Group	876	(119)	757
Corporate Office	(35,157)	(228)	(35,385)

Business segment results	$114,690	$(10,143)	$104,547
Eliminations and other	1,806	(11)	1,795
Consolidated results	$116,496	$(10,154)	$106,342